                                                                   Exhibit 10.23

                        SETTLEMENT AGREEMENT AND RELEASE

      This SETTLEMENT AGREEMENT AND RELEASE ("Agreement") is made and executed as of September 26, 1996 by and between Paramount Pictures Corporation, a Delaware corporation ("Paramount"), and Odyssey Distributors, Ltd., a California corporation ("Odyssey"), with reference to the following facts:

                                    RECITALS

      A. On or about August 19, 1992, Paramount and Odyssey reached an agreement (the "Distribution Agreement") with respect to the motion picture entitled "EMILY BRONTE'S WUTHERING HEIGHTS" (the "Picture").

      B. Pursuant to the Distribution Agreement, Paramount granted to Odyssey certain distribution rights for the Picture in a specified territory and for a limited term (the "Distribution Rights") in consideration for Odyssey's agreement to make certain payments to Paramount (the "Payment Obligations").

      C. Odyssey has failed to perform the Payment Obligations while alleging certain issues in connection with the Picture, resulting in a dispute between the parties (the "Dispute").

      D. Paramount and Odyssey now desire to settle forever the Dispute and all issues and claims relating to the Picture.

      ACCORDINGLY, in consideration of the foregoing recitals, the promises contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, Paramount and Odyssey stipulate and agree as follows:

                              TERMS AND CONDITIONS

      1. Picture Licenses

            (a) Odyssey represents and warrants that the only licenses it has entered into with respect to the Distribution Rights are those set forth in Schedule 1 attached to this Agreement and incorporated herein by this reference (the "License Agreements"), that Schedule 1 is true and correct in all respects concerning the License Agreements and that Odyssey has not distributed or exploited in any other manner the Distribution Rights.

            (b) Odyssey hereby assigns, transfers and conveys to Paramount all of its right, title and interest in and to the License Agreements, including, without limitation, all of its rights and entitlements to receive payments (currently due and to become due in the future) pursuant to the License Agreements. Notwithstanding the foregoing,

      Odyssey shall remain responsible for all representations, warranties, covenants and agreements under the License Agreements and nothing herein shall in any way obligate Paramount to perform or guarantee performance under such License Agreements. Furthermore, Odyssey hereby agrees to indemnify and hold the Paramount Parties (as hereinafter defined) harmless from any claims of licensees or third parties in connection with the License Agreements. Notwithstanding the foregoing, Paramount agrees to continue to grant to Odyssey non-exclusive access to the Picture physical materials necessary for Odyssey to perform its obligations (at its own expense) under such License Agreements.

            (c) The rights granted by Odyssey to licensees pursuant to the License Agreements shall be referred to herein as the "Licensed Rights" and shall terminate in all respects upon the earlier of expiration or termination of each respective License Agreement. All Distribution Rights other than the Licensed Rights shall be referred to herein as the "Remaining Rights".

      2. Conveyance of Remaining Rights to Paramount

            (a) Odyssey hereby assigns, transfers and conveys to Paramount all of its right, title and interest in and to the Remaining Rights, and hereby agrees and confirms that it shall not, and shall have no further right to, license or otherwise exploit the Remaining Rights.

            (b) In furtherance of the foregoing assignment, transfer and conveyance. Odyssey agrees to deliver to Paramount, contemporaneous with the execution of this Agreement, an executed Short Form Assignment in the form of Exhibit "A" attached hereto and incorporated herein by this reference.

      3. Odyssey Payments

            (a) Odyssey hereby agrees to pay, or cause to be paid, to Paramount all amounts paid by licensees from and after the date hereof pursuant to the License Agreements. In connection with the foregoing agreement, Odyssey further agrees to send to each of the licensees of the License Agreements an executed Notice of Assignment in the form of Exhibit "B" attached hereto and incorporated herein by this reference, and to use its best efforts to obtain from each of said licensees an executed Acceptance and Acknowledgment in the form of Exhibit "B".

            (b) Odyssey hereby agrees that in the event that Paramount has not received at least $500,000 in payments from the License Agreements by January 15, 1997, as contemplated by Paragraph 3(a) above, Odyssey shall pay to Paramount any such deficit amount so that Paramount will have received a total of at least $500,000 by January 15, 1997. Odyssey's payment of the foregoing amount must be received by Paramount no later than January 15, 1997.


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

            (c) All payments to be made to Paramount pursuant to this Paragraph 3 shall be made by wire transfer to the following bank account:

                 Bank of America
                 Assubel Building
                 Uitbreidingsstraat 180
                 B-2600 Antwerp
                 Belgium
                 Attention:   Ms. N. Pauwels
                 Credit:      Paramount Pictures International
                 Account No.: 685-1535074-20
                 Reference:   "EMILY BRONTE'S WUTHERING HEIGHTS"

      4. Guarantee Agreement

            As security for the performance of Odyssey's obligations under this Agreement, Odyssey agrees to deliver to Paramount a Guarantee Agreement, executed by Communications & Entertainment Corp., in the form of Exhibit "C" attached hereto and incorporated herein by this reference.

      5. Releases

            (a) Except for Paramount's obligation to provide non-exclusive access to Picture physical materials as contemplated by Paragraph 2(b) of this Agreement, Odyssey hereby fully and completely releases and discharges Paramount and all of its officers, directors, shareholders, subsidiaries, affiliates, agents, employees, partners, successors, heirs, executors, personal representatives, assigns, attorneys, and all persons and entities operating on their behalf (the "Paramount Parties"), from absolutely any and all claims, demands, sums of money, actions, rights, causes of action, obligations and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected, which Odyssey now has, ever had, or hereafter may have or assert it has, by reason of any matter or thing whatsoever, that arise out of, are connected in any way with, or relate in any manner whatsoever, directly or indirectly, to the following: the subject matter of this Agreement; any of the matters, acts, events or occurrences alleged or referred to in the Dispute; and any contract, agreement or settlement between Odyssey and Paramount, including the Distribution Agreement.

            (b) Except for obligations created by this Agreement and any documents delivered pursuant hereto, Paramount hereby fully and completely releases and discharges Odyssey and all of its officers, directors, shareholders, subsidiaries, affiliates, agents, employees, partners, successors, assigns, attorneys, and all persons and entities operating on their behalf, from absolutely any and all claims, demands, sums of money, actions, rights, causes of action, obligations and liabilities, of any kind or nature whatsoever, known or unknown, suspected or unsuspected, which Paramount now has, ever had, or hereafter may have or assert it has, by reason of any matter or thing whatsoever, that arise out of, are connected in any way with, or relate in any manner whatsoever, directly or indirectly, to the following: the subject matter of this Agreement; any of the matters, acts, events or occurrences alleged or referred to in the Dispute; and any contract, agreement or settlement with Odyssey, including the Distribution Agreement.

            (c) General Nature and Scope of Releases

            With respect to the claims and rights released as between Odyssey and Paramount, as described hereinabove, it is understood and agreed that this Agreement and the releases herein extend to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, and the parties expressly waive all rights under California Civil Code
      Section 1542, which provides:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

            Odyssey and Paramount understand that the facts with respect to this Agreement may hereafter turn out to be other than and different from the facts now known to them or believed by them to be true, and each party expressly assumes the risk of the facts turning out to be different and agrees that this Agreement shall be in all respects effective and not subject to termination or rescission by reason of any such difference in facts.

      6. Security Interest

            (a) Without limiting or exhausting any of Paramount's rights under this Agreement, including, without limitation, Paramount's rights under the Guarantee Agreement referred to in Paragraph 4, Odyssey hereby grants Paramount a security interest (the "Security Interest") in and to all of Odyssey's right, title and interest in the Picture, including, without limitation, in and to the License Agreements, and all products and proceeds therefrom, all for the purpose of providing security to Paramount for the representations, warranties, covenants and agreements of Odyssey hereunder.

            (b) Odyssey hereby agrees to execute and deliver to Paramount all such agreements, financing statements and instruments, including, without limitation, a Copyright Mortgage and Assignment and Grant of Security Interest in the form of Exhibit "D" attached hereto and incorporated herein by this reference, as Paramount shall require in order to further evidence, effect, perfect and protect the Security Interest.

      7. Assignment of Claims

            Each party warrants and represents that it has not assigned or in any way conveyed, transferred or encumbered all or any portion of the claims or rights covered by this Agreement.

      8. Independent Legal Advice

            Each party acknowledges, warrants and represents that it has sought independent legal advice with respect to the advisability of entering into this Agreement and the meaning and effect of all aspects of the Agreement, and executes this Agreement with full knowledge of all rights which it may have. Each party represents that it enters into this Agreement freely, knowingly and voluntarily, and that the execution and delivery of the Agreement is not the result of any fraud, duress, mistake or undue influence whatsoever.

      9. Construction of Agreement

            Each party acknowledges that it has had an opportunity to review and revise this Agreement, and the normal rule of construction to the effect that ambiguities in an agreement are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

      10. Severability

            In the event that any provision of this Agreement or any portion hereof is held by a court of competent jurisdiction to be unenforceable or invalid, the validity and enforceability of the enforceable portions of any such provision and of the remaining provisions shall not be adversely affected.

      11. Survival of Agreement

            The terms, conditions and obligations of this Agreement shall survive the date of this Agreement.

      12. Governing Law

            This Agreement shall be construed in accordance with, and governed by, the laws of the State of California applicable to agreements to be wholly performed therein and by the federal laws of the United States of America.

      13. Entire Agreement

            This Agreement (including its schedule and exhibits) is the only, sole, entire and complete agreement relating in any way to the subject matter hereof. No statements, promises or representations have been made by either party hereto, or relied upon by either party, and no consideration has been offered, promised, expected or held out other than as is expressly provided herein. In the negotiation and execution of this Agreement, each party has been represented by counsel of its own selection.

      14. Headings

            The various headings in this Agreement are inserted for convenience only and shall not be deemed to be a part of or in any manner affect this Agreement or any provision hereof.

      15. Attorneys' Fees and Costs

            (a) Except as otherwise expressly provided for herein, each party expressly agrees that, for purposes of this Agreement, all parties shall bear their own costs, including attorneys' fees, regarding the disputes compromised by this Agreement, including every aspect of the Dispute and the preparation, review and execution of this Agreement.

            (b) In any action or proceeding filed to enforce or interpret the terms of this Agreement or to recover damages for breach thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs of suit in addition to any other relief granted by the Court.

      16. Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.


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

      IN WITNESS WHEREOF, the parties have approved and executed this Agreement as of the date hereinabove set forth.

Dated:  12/6/96                         ODYSSEY DISTRIBUTORS, LTD.,
                                        a California corporation


                                        By: /s/ ILLEGIBLE
                                            ------------------------------------


Dated: 12/10/96                         PARAMOUNT PICTURES CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Karen Magid
                                            ------------------------------------
                                                   KAREN MAGID
                                             Senior Vice President

                               GUARANTEE AGREEMENT

      This Guarantee Agreement is entered into as of September 26, 1996, by Communications & Entertainment Corp., a Nevada corporation ("Guarantor"), in favor of Paramount Pictures Corporation, a Delaware corporation ("Beneficiary"). For good and valuable consideration, the receipt, value and adequacy of which Guarantor hereby acknowledges, Guarantor hereby agrees as follows, and for valuable consideration, the receipt, value and adequacy of which Beneficiary hereby acknowledges, Beneficiary hereby agrees as follows:

      1. Concurrently herewith Beneficiary and Odyssey Distributors, Ltd., a California corporation ("Obligor") which is a wholly-owned subsidiary of Guarantor, are entering in that certain Settlement Agreement and Release of even date herewith (the "Settlement Agreement"), pursuant to the terms of which, inter alia, Obligor has made certain representations, warranties, covenants and agreements, including, without limitation, its agreement to pay or cause the payment of certain sums to Beneficiary in respect of sub-distribution of that certain motion picture "EMILY BRONTE'S WUTHERING HEIGHTS" (the "Guaranteed Obligations").

      2. Guarantor hereby irrevocably guarantees performance, in accordance with the terms and conditions of the Settlement Agreement, of the Guaranteed Obligations, and hereby agrees to indemnify Beneficiary from any damages or losses it may sustain by reason of any failure of Obligor to perform any of the Guaranteed Obligations. To the extent the Guaranteed Obligations require the payment of money, this Guarantee Agreement constitutes a guarantee of payment when due and not merely of collection, and is not conditioned upon any attempt to collect from Obligor or any other party. Payment by Guarantor pursuant to this Guarantee Agreement of any amount owed by reason of the Guaranteed Obligations shall be due and payable, and Guarantor shall pay such amount not later than ten days after notice from Beneficiary to Guarantor that Obligor has failed to pay such amount on the terms of the Settlement Agreement.

      3. If Obligor fails to perform any of the Guaranteed Obligations, Beneficiary may take such action as it deems appropriate, either legal or equitable, and in connection therewith name Guarantor as a party in any such action.

      4. The liability of Guarantor hereunder shall be absolute, unconditional, irrevocable and continuing irrespective of any lack of validity or enforceability of the Settlement Agreement or any other agreement or instrument relating thereto, and irrespective of any modification, amendment or waiver of or any consent to depart from the Settlement Agreement or any other agreement or instrument relating thereto. This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if any payment of any of the Guaranteed Obligations is rescinded or otherwise must be returned upon any insolvency, bankruptcy, reorganization or similar event. Guarantor hereby agrees that it shall not be released from any of its obligations hereunder by any act or circumstance whatsoever which might be deemed a legal or equitable discharge, release, defense or basis for claim of exoneration of a guarantor or surety. Guarantor waives any and all notices that may be required by law or otherwise, including diligence, notice of acceptance and any other notice with respect to the Guaranteed Obligations and this Guarantee Agreement, and waives any requirement that Beneficiary give any notice, or exercise or exhaust any right, power or remedy otherwise available to Beneficiary before enforcing its rights hereunder.

      5. Each payment payable by Guarantor to Beneficiary hereunder shall be made without any set-off or counterclaim and free and clear of and without deduction for any taxes or withholdings of any kind, except that, if Guarantor is compelled to make any such deduction or withholding, then Guarantor shall pay to Beneficiary such additional amount, if any, as shall be necessary to result in the same net payment to Beneficiary as would have been due from Obligor pursuant to the Settlement Agreement if Obligor were making such payment.

      6. This Guarantee Agreement shall be governed by the laws of the State of California with the same force and effect as if fully executed and to be fully performed therein. Guarantor submits to the exclusive jurisdiction of the Courts of California (state or federal) with respect to any action or proceeding based upon or resulting from this Guarantee Agreement.

      7. By execution and delivery of this Agreement, Guarantor accepts for itself and in connection with its assets, generally and unconditionally, the exclusive jurisdiction of the courts referred to in Paragraph 6 hereof, and irrevocably agrees to be bound by any judgment rendered thereby, in connection with this Guarantee Agreement. Guarantor hereby irrevocably designates and appoints Howard Kerker, Esq. at 45 West 45th Street, 14th Floor, New York, New York 10036, or such other person or persons as may hereafter be elected by Guarantor as its agent to receive on its behalf service of all process in any such proceedings in any court. Such service (if delivered or mailed in accordance with the provisions of Paragraph 8 hereof and, if mailed, mailed with return receipt requested) is hereby acknowledged by Guarantor to be effective and binding service of process upon Guarantor in every respect. A copy of any such process so served shall be mailed by registered mail, return receipt requested, to Guarantor at any address or addresses designated by it in Paragraph 8 hereof; provided, however, that any failure to mail such copy shall not affect the validity of such service of process. If any agent appointed by Guarantor refuses to accept service of process as contemplated thereby or otherwise, Guarantor hereby agrees that service of process upon it by mail addressed to Communications & Entertainment Corp. at 1875 Century Park East, Suite 2130, Los Angeles, California 90067, shall constitute sufficient notice.

      8. Any notice hereunder, and any service of process under Paragraph 7 hereof, shall be deemed given on the first to occur of the following: (i) on the date it is delivered (or if that date is not a day on which commercial banks are open for business in the city specified in the address for a notice provided by the recipient (a "Local Business Day"), or if delivered after the close of business on a Local Business Day, on the first following day that is a Local Business Day) when delivered personally against receipt, or (ii) on the second Local Business Day after being sent by overnight courier, or (iii) on the day when transmittal confirmation received is sent by telecopy (or if that day is not a Local Business Day, or if after the close of business on a Local Business Day, on the first following day that is a Local Business Day), provided that a copy of such notice is concurrently delivered personally against receipt or sent by overnight courier, or (iv) on the third Local Business Day after the date mailed by registered or certified, first class mail to the parties at the following address (or to such other addresses as a party may have specified by notice given to the other parties hereto pursuant to this provision):

     To:  Communications & Entertainment Corp.
          1875 Century Park East, Suite 2130
          Los Angeles, California 90067
          Attention: Howard Kerker
          Facsimile: (310) 229-2434

     with a courtesy copy to:

          Odyssey Distributors, Ltd.
          1875 Century Park East, Suite 2130
          Los Angeles, California 90067
          Attention: Stephen Greenwald
          Facsimile: (310) 229-2434

     To:  Paramount Pictures Corporation
          5555 Melrose Avenue
          Hollywood, California 90038
          Attention: Karen Magid
          Facsimile: (213) 862-8619

     with a courtesy copy to:

          Paramount Pictures Corporation
          5555 Melrose Avenue
          Hollywood, California 90038
          Attention: General Counsel
          Facsimile: (213) 862-1375

EXECUTED as of the date first above written.

                              COMMUNICATIONS & ENTERTAINMENT CORP.,
                              a Nevada corporation


                              By: /s/ ILLEGIBLE
                                  ----------------------------------
                                  Its: CEO
                                       -----------------------------

Accepted and Agreed to:

PARAMOUNT PICTURES CORPORATION,
a Delaware corporation


By: /s/ Karen Magid
    ------------------------------
         KAREN MAGID
    Its: Senior Vice President
        --------------------------

STATE OF NEW YORK   )
COUNTY OF NEW YORK  )

      On December 5, 1996, before me, Howard Kerker, a Notary Public, personally appeared Stephen Greenwald.

      [X] personally known to me, OR
      [_] proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same in his/her capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.


                                             /s/ Howard Kerker
                                                 ---------------------------
                                                  Signature of Notary


                                                      HOWARD J. KERKER
                                             Notary Public, State of New York
                                                        No. 4607176
                                                Qualified In Suffolk County
                                                 Term Expires July 31, 1997


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